UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2006

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On May 8, 2006, Mirant Corporation’s Compensation Committee adopted the Mirant Corporation 2006 Non-Employee Directors Compensation Plan (the “Plan”). The Plan is effective as of January 3, 2006, and provides for compensation of non-employee directors of Mirant Corporation as follows:

•                  Annual retainer:  $60,000 per year

•                  Equity Compensation

•                  $75,000 per year, payable 1/3 in restricted stock and 2/3 in stock options

•                  $25,000 in first year of the Plan, payable in restricted stock or restricted stock units

•                  Supplemental retainer for Audit Committee Chair:  $20,000 per year

•                  Supplemental retainer for Compensation and Nominating and Governance Committee Chairs:  $10,000 per year

•                  Supplemental retainer for lead independent director:  $20,000 per year

•                  Meeting fees:  $1500 for each Board or Committee meeting

A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

d) Exhibits.

10.1                                                                      Form of Mirant Corporation 2006 Non-Employee Directors Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 10, 2006

Mirant Corporation

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)